Exhibit 99.1

         October 15, 2012

Contact:	Stephen P. Theobald
Executive Vice President and Chief Financial Officer
(757) 217-1000

THE BANK OF HAMPTON ROADS APPOINTS GEORGE R. BUNCH, JR. TO BOARD OF DIRECTORS

Hampton Roads Native and Successful Business Owner/Operator

Norfolk, Virginia, October 15, 2012:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for The Bank of Hampton Roads (“BHR”) and Shore Bank, today announced that BHR has expanded its Board of Directors and appointed George R. Bunch, Jr. to the Board.  Bunch is a Hampton Roads native who has been a successful owner/operator of several businesses in the region over the past 25 years.

Douglas J. Glenn, President of the Company and Chief Executive Officer of the Company and BHR, said, “We are very pleased to welcome Ray to the Board of BHR.  He was born and raised in Hampton Roads and has deep ties to the community.  With his experience as an owner and operator of several local businesses, as well as his past service on the BHR advisory board, he brings valuable perspective on how we can best serve the banking needs of local families and businesses.”

Bunch owned and operated a Budget Rent A Car franchise in southeastern Virginia for over 25 years, during which time he grew the business from a 250-car fleet to a 1,600-car fleet with more than 150 employees and multiple locations.  During this period he also owned and operated a number of other businesses in the Hampton Roads area, including businesses in the automotive repair industry, a restaurant, a wallpaper store and numerous rental properties.

Bunch served on the Virginia Motor Vehicle Board and on the advisory board for BHR for several years.  He is involved with a number of community and civic organizations, including St. Jude Children’s Research Hospital, Law and Disorderly, the Fraternal Order of Police and local Masonic Lodges.

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including prospective statements about new bank directors.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates banking offices in Virginia and North Carolina doing business as Bank of Hampton Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through seven banking offices, ATMs and a recently opened loan production office in West Ocean City, Maryland. Through various affiliates, the Banks also offer mortgage banking services and investment products. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.” Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

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